UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

VIVEVE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11388	04-3153858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

150 Commercial Street,

Sunnyvale, California 94086

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, on May 22, 2017, Viveve Medical, Inc. (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with CRG Servicing LLC (“CRG”), as administrative agent and collateral agent, the lenders named on Schedule 1 to the Loan Agreement (the “Lenders”) and Viveve, Inc., as subsidiary guarantor.

Pursuant to the Loan Agreement, on May 25, 2017, the Company borrowed $20.0 million from the Lenders subject to certain conditions, $10,760,295.04 of which was used to repay all of the amounts owed by the Company under its existing Loan and Security Agreement with Western Alliance Bank dated June 20, 2016, as amended (the “Prior Agreement”). Upon the repayment of all amounts owed by the Company under the Prior Agreement, including a prepayment fee and a final payment fee, all commitments and obligations (other than contingent indemnification obligations) under the Prior Agreement were terminated and all security interests granted by the Company to the lenders under the Prior Agreement were released.

As security for its obligations under the Loan Agreement, on the May 25, 2017, the Company entered into security agreements with Viveve, Inc. and CRG (the “Security Agreements”), whereby the Company granted to CRG, as collateral agent for the Lenders, a lien on substantially all of its assets, including intellectual property.

In connection with the Loan Agreement, on May 25, 2017, the Company issued to designees of the Lenders two warrants to purchase shares of the Company’s common stock equal to an aggregate of 1.00% of the shares then outstanding, or 222,049 shares (the “Warrants”). The Warrants are exercisable at any time prior to ten years following the issue date at a price per share equal to 125% of the trailing 30-day average per share stock price as of the issue date, or $9.50 per share, with customary provisions for assumption or exchange upon a change of control or a sale of all or substantially all of the assets of the Company. The exercise of the Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrants, exceeds the exercise price of the Warrants.

The foregoing description of the Security Agreements and the Warrants is only a summary of their material terms and does not purport to be complete. Copies of the Warrants and Security Agreements are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2017, and the foregoing description of the Prior Agreement is qualified in its entirety by reference to the Prior Agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 21, 2016.

Item 1.02. Termination of a Material Agreement

The information set forth above in Item 1.01 relating to the Prior Agreement is incorporated herein by reference.

Item 3.02           Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 above with respect to the Warrants is incorporated herein by reference.

The Company entered into the Warrants with the designees of the Lenders in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Lenders (or their designees). The Warrants and the shares of the Company’s common stock issuable upon exercise of the Warrants, if any, will not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Warrant to Purchase Shares of Common Stock of Viveve Medical, Inc., dated May 25, 2017, by and between Viveve Medical, Inc. and CRG Partners III - Parallel Fund "A" L.P.

4.2	Warrant to Purchase Shares of Common Stock of Viveve Medical, Inc., dated May 25, 2017, by and between Viveve Medical, Inc. and CRG Partners III L.P.

10.1	Security Agreement, dated May 25, 2017, among Viveve Medical, Inc., Viveve, Inc. and CRG Servicing LLC

10.2	Patent and Trademark Security Agreement, dated May 25, 2017, among Viveve Medical, Inc., Viveve, Inc. and CRG Servicing LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2017	Viveve Medical, Inc.

	By:	/s/ Scott Durbin
Scott Durbin
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Warrant to Purchase Shares of Common Stock of Viveve Medical, Inc., dated May 25, 2017, by and between Viveve Medical, Inc. and CRG Partners III - Parallel Fund "A" L.P.

4.2	Warrant to Purchase Shares of Common Stock of Viveve Medical, Inc., dated May 25, 2017, by and between Viveve Medical, Inc. and CRG Partners III L.P.

10.1	Security Agreement, dated May 25, 2017, among Viveve Medical, Inc., Viveve, Inc. and CRG Servicing LLC

10.2	Patent and Trademark Security Agreement, dated May 25, 2017, among Viveve Medical, Inc., Viveve, Inc. and CRG Servicing LLC